Exhibit 10.1

FIRST US BANCSHARES, INC. NON-EMPLOYEE DIRECTOR FEE SCHEDULE

(Effective 7/1/2020)

RETAINER SCHEDULE

DIRECTOR:	$24,000 annually

NON-EXECUTIVE BOARD CHAIR:	+ $10,000 annually

COMMITTEE CHAIR:

Audit	+ $7,500 annually
Compensation	+ $5,000 annually
Executive, Nominating & Corporate Governance	+ $5,000 annually
Other (ALCO, DLC, ROTC, ALC Board)	+ $3,000 annually

Annual Equity Awards

Non-employee directors will be eligible for annual equity awards under the First US Bancshares, Inc. 2013 Incentive Plan, as amended, in such form and amount as determined by the Compensation Committee.

Mileage

Any non-employee director attending a board, committee or special meeting outside the county in which the director resides will be paid mileage at the Company’s mileage reimbursement rate. Any officer or employee attending such meeting will be paid mileage at the same rate if a Company vehicle is not assigned to the officer or employee.

Other Expenses

Any non-employee director that may incur expenses for travel, training, customer entertainment or other such Company-related item shall complete the Company’s standard reimbursement claim form and submit it to the CEO.  If approved by the CEO, the non-employee director will be reimbursed for such Company-related expense according to existing Company Policy.

Meetings may be attended in person or via conference call.